UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 30, 2016

Integrity Capital Income Fund, Inc.
(Exact name of registrant as specified in charter)

Colorado	000-55277	46-4285184
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13540 Meadowgrass Drive, Suite 100 Colorado Springs, Colorado	80921
(Address of principal executive offices)	(Zip code)

(719) 955-4801
(Registrant's telephone number including area code)

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On August 30, 2016, Integrity Trust Company, LLC (the "Advisor") gave a termination notice to the Company with respect to the Operating Expense Limitation Agreement between the Company and the Advisor, dated January 2, 2014, as amended (the "OELA").  The effective date of termination of the OELA is the close of business, October 31, 2016.  The Advisor will remain as the investment advisor to the Fund as well as provide certain administrative services.

Under the OELA the Company's total operating expenses are limited to 2.95%, whereby any expenses in excess of the limitation are reimbursed to the Company by the Advisor.  The Advisor will be able to recoup from the Company these expenses reimbursed in excess of the limit over a period not to exceed three years.

The Company's independent directors have reviewed the termination notice and have approved the termination of the OELA.  The original purpose of the OELA was to limit the expenses during the initial start of the Company.  The directors noted that this purpose has been achieved.  In their determination, the independent directors reviewed the relevant factors including the operating expense and performance history of the Company and compared that information with the performance of other business development companies.  This revealed that the Company's operating expenses were materially lower than the average operating expenses of those reviewed.  It is noted that the existing operating expense reimbursement schedule and expiration dates are not affected by this termination and reimbursements to the Advisor remain in place subject to the OELA.

Item 3.02	Unregistered Sales of Equity Securities

On August 30, 2016 we sold approximately 9,709 shares of our common stock at a price of $10.30 per share.  We received net proceeds of $100,000 in connection with the Company's offering of its common stock (the "Offering").  No commissions were paid on the sales.

The issuance of our common stock under the Offering was made in reliance upon certain exemptions from the registration requirements of the Securities Act including, without limitation, the exemptions under Section 4(a)(2) thereof, and Regulation D thereunder.  Our common stock was sold only to investors who were "accredited investors," as defined in Rule 501 promulgated under the Securities Act of 1933.  No general solicitation or advertising was used in connection with the sales of our common stock in the Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTEGRITY CAPITAL INCOME FUND, INC.

Dated: August 31, 2016	/s/ Eric Davis
Eric Davis, President, Chief Investment Officer and Chief Compliance Officer